Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated January 29, 2016, with respect to the consolidated financial statements of Kansas City 727 Acquisition LLC and Subsidiaries incorporated by reference in the Registration Statement on Form S-3 and related Prospectus of Financial Engines, Inc. for the registration of 9,885,889 shares of its common stock.

/s/ Ernst & Young LLP

Kansas City, Missouri

January 29, 2016